ABRAMS INDUSTRIES, INC.
                                  Atlanta, Georgia

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On August 20, 1997

        The annual meeting of shareholders of ABRAMS INDUSTRIES, INC. (the "Company") will be held on Wednesday, August 20, 1997, at 4:00 P.M., Atlanta time, in the Ascot Room of the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia, for the purpose of considering and voting upon the following:

                    (1) The election of nine Directors to constitute the Board of Directors until the next annual meeting and until their successors are elected and qualified.

                    (2) Such other matters as may properly come before the meeting or any and all adjournments thereof.

          The Board of Directors has fixed the close of business on July 14, 1997, as the record date for the determination of the shareholders who will be entitled to notice of, and to vote at, this meeting or any and all adjournments thereof.



                              BY ORDER OF THE BOARD OF DIRECTORS



                             Joseph H. Rubin
                             President


Atlanta, Georgia
July 18, 1997


                       IMPORTANT - YOUR PROXY IS ENCLOSED.
            PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY PROMPTLY.
                        NO POSTAGE IS REQUIRED IF MAILED
                 IN THE UNITED STATES IN THE ACCOMPANYING ENVELOPE.

                           ABRAMS INDUSTRIES, INC.

                            EXECUTIVE OFFICES

5775-A Glenridge Drive, NE
Suite 202
Atlanta, Georgia  30328


                               PROXY STATEMENT

          The following information is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for the annual meeting of shareholders to be held on Wednesday, August 20, 1997, at 4:00 P.M., Atlanta time, in the Ascot Room of the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia. A copy of the Company's annual report for the fiscal year ended April 30, 1997, and a proxy for use at the meeting are enclosed with this proxy statement. This proxy statement and the enclosed proxy were first mailed to shareholders on or about July 18, 1997.

                             GENERAL INFORMATION

          Any proxy given pursuant to this solicitation may be revoked, without compliance with any other formalities, by any shareholder who attends the meeting and gives oral notice of his or her election to vote in person. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the President of the Company a notice of revocation or a duly executed proxy for the same shares bearing a later date. All proxies of shareholders solicited by the Company which are properly executed and received by the President of the Company prior to the meeting, and which are not revoked, will be voted at the meeting. The shares represented by such proxies will be voted in accordance with the instructions thereon, and unless specifically instructed to vote otherwise, the individuals named in the enclosed proxy will vote to elect all the nominees as set forth in this proxy statement. Abstentions and broker non-votes will be included in determining whether a quorum is present at the Annual Meeting, but will otherwise have no effect on the election of the nominees for Director. For purposes of determining approval of a matter presented at the meeting other than the election of directors, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter. A system administered by the Company's transfer agent will tabulate the votes cast.

          The cost of soliciting proxies is paid by the Company. Copies of solicitation material may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of the Company's common stock, $1.00 par value per share (the "Common Stock"), and normal handling charges may be paid for such forwarding service. In addition to soliciting by mail, Directors and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone or other means.

          As of July 14, 1997, the record date for the annual meeting, there were 2,942,356 shares of Common Stock outstanding and entitled to vote. The holders of Common Stock, the only class of voting stock of the Company outstanding, are entitled to one vote per share.


NOMINATION AND ELECTION OF DIRECTORS

          The Board of Directors recommends the election of the nine (9) nominees listed below to constitute the entire Board to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. If, at the time of the annual meeting, any of such nominees should be unable to serve, the persons named in the proxy will vote for such substitutes or vote to reduce the number of Directors for the ensuing year as management recommends. Management has no reason to believe that any substitute nominee or nominees or reduction in the number of Directors for the ensuing year will be required. The affirmative vote of a plurality of the votes cast is required to elect the nominees.

          The Company's By-Laws contain an advance notice procedure for the nomination of candidates for election to the Board. Notice of proposed shareholder nominations for election of directors must be given to the Secretary of the Company not less than 60 days nor more than 90 days prior to the meeting at which directors are to be elected, unless the notice of meeting is given less than 60 days prior to the meeting, in which case the notice of nomination must be received not later than the 10th day following the day on which the notice of meeting was mailed to shareholders.
The notice of nomination must contain information about each proposed nominee, including age, address, principal occupation, the number of shares of stock of the Company beneficially owned by such nominee and such other information as would be required to be disclosed under the Securities Exchange Act of 1934 (the "Exchange Act"), in connection with any acquisition of shares by such nominee or with the solicitation of proxies by such nominee for his election as a director. Information must also be disclosed by and about the shareholder proposing to nominate that person. The chairman of a shareholder meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

          All of the nominees are now Directors of the Company and have served continuously since their first election. The following information relating to: (1) age as of August 20, 1997; (2) directorships in other publicly-held companies; (3) positions with the Company; (4) principal employment; and (5) Common Stock beneficially owned as of June
30, 1997, has been furnished by the respective nominees. Except as otherwise indicated, each nominee has been or was engaged in his present or last principal employment, in the same or a similar position, for more than five years.

================================================================================================================
                                                                                                  SHARES OF
                                                                                                 COMMON STOCK
                                   INFORMATION ABOUT NOMINEES                                 BENEFICIALLY OWNED
NAME                                    FOR DIRECTOR                                          (PERCENT OF CLASS)
----------------------------------------------------------------------------------------------------------------
Alan R. Abrams                   A Director of the Company since 1992, he has                       97,093 <F1>
                                 been President of Abrams Properties, Inc. since                    (3.30%)
                                 September 1994. Prior to that he served as
                                 Vice President of Abrams Properties, Inc.
                                 Mr. Abrams is 42.

Bernard W. Abrams                A Director of the Company since 1952, he has                      612,208 <F2>
                                 been Chairman of the Executive Committee                           (20.81%)
                                 since August 1995. Prior to that he served as
                                 Chairman of the Board of Directors and Chief
                                 Executive Officer. Mr. Abrams is 72.
Edward M. Abrams                 A Director of the Company since 1953, he has                      597,900 <F3>
                                 been Chairman of the Board of Directors and                        (20.32%)
                                 Chief Executive Officer since August 1995.
                                 Prior to that he served as President and
                                 Treasurer of the Company. Mr. Abrams is 70.

J. Andrew Abrams                 A Director of the Company since 1992, he has                       81,390
                                 been a Vice President of Abrams Fixture                            (2.77%)
                                 Corporation since September 1994. Prior to
                                 that he served as Vice President of Abrams
                                 Properties, Inc. Mr. Abrams is 37.

Paula Lawton Bevington           A Director of the Company since 1992, she is                        200*
                                 Chairman of Servidyne Systems, Inc.
                                 (mechanical engineering services company).
                                 Ms. Bevington is 59.

Donald W. MacLeod                A Director of the Company since 1984, he is                        2,500*
                                 Chairman of the Board of IRT Property
                                 Company (a real estate investment trust).
                                 Mr. MacLeod is 72.

L. Anthony Montag                A Director of the Company since 1969, he is                        5,461* <F4>
                                 Chief Executive Officer of A. Montag &
                                 Associates, Inc. (investment counselors).
                                 Mr. Montag is 63.

Joseph H. Rubin                  A Director of the Company since 1983, he has                      15,159*  <F5>
                                 been President and Chief Operating Officer
                                 since August 1995. Prior to that he served
                                 as Executive Vice President, Chief Financial
                                 Officer and Secretary of the Company.
                                 Mr. Rubin is 54.

Felker W. Ward, Jr.              A Director of the Company since 1992, he is                        2,103*
                                 Chairman of Pinnacle Investment Advisors,
                                 Inc. (investment advisory services) and President
                                 of Ward and Associates, Inc. (investment bankers).
                                 He is a Director of AGL Resources, Inc. and
                                 Fidelity National Bank. Mr. Ward is 64.
===================================================================================================================

*Owns less than 1% of outstanding shares.

<F1>Includes 17,132 shares owned by Mr. Abrams as custodian for his minor children and 100 shares owned by his wife.

<F2>Does not include 144,817 shares (4.92% of the outstanding shares) owned by trusts established by the parents of Bernard W. Abrams, and under which Bernard W. Abrams and his children are beneficiaries. Both trusts are administered by an independent trustee who holds the power to vote and dispose of the shares.


                                 3

<F3>Includes 12,389 shares owned jointly with Mr. Abrams' wife and 16,109 shares owned by Mrs. Abrams. Does not include 144,817 shares (4.92% of the outstanding shares) owned by trusts established by the parents of Edward M. Abrams and under which Edward M. Abrams and his children are beneficiaries. Both trusts are administered by an independent trustee who holds the power to vote and dispose of the shares.

<F4>Shares are owned by a partnership of which Mr. Montag is the managing partner and in which he has a substantial beneficial interest.

<F5>Includes 14,330 shares owned jointly with Mr. Rubin's wife and 829 shares owned by Mrs. Rubin as custodian for their son.

          Bernard W. Abrams and Edward M. Abrams are brothers.
Alan R. Abrams and J. Andrew Abrams are sons of Edward M. Abrams and nephews of Bernard W. Abrams. There are no other family relationships between any Director or Executive Officer and any other Director or Executive Officer of the Company.

                  MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

          The Board of Directors held four meetings, the Audit
Committee held one meeting and the Compensation Committee held one meeting during the year ended April 30, 1997. All of the Directors attended at least 75% of the aggregate of such meetings and the meetings of each committee of the Board on which they serve, with the exception of Bernard W. Abrams who attended 50% of the aggregate of such meetings.

          The Board has a standing Executive Committee currently consisting of Bernard W. Abrams, Edward M. Abrams, Alan R. Abrams, J. Andrew Abrams and Joseph H. Rubin. This committee is empowered to take actions that do not require the approval of the full Board of Directors. All actions of the Executive Committee are subsequently reviewed and approved by the full Board of Directors. No fees are paid for service on this Committee.

          The Board has a standing Audit Committee currently consisting of Paula Lawton Bevington, Richard H. Danielson, Donald W. MacLeod,
L. Anthony Montag and Felker W. Ward, Jr. This committee is authorized to review the scope and results of audits and recommendations made relating to internal controls by the external and internal auditors; appraise the independence of, and recommend the appointment of the external auditors; and review the adequacy of the Company's financial controls. The Audit Committee held one meeting during the year ended April 30, 1997.

          The Board formed a Compensation Committee, composed entirely of outside Directors, in May 1996. The committee currently consists of Paula Lawton Bevington, Richard H. Danielson, Donald W. MacLeod, L. Anthony Montag and Felker W. Ward, Jr. This committee is authorized to review and approve the compensation of the Company's executive officers. The Compensation Committee held one meeting during the year ended April 30, 1997. No fees are paid for service on this Committee.

          The Company does not have a Nominating Committee.


              PRINCIPAL HOLDERS OF THE COMPANY'S SECURITIES
            AND HOLDINGS BY EXECUTIVE OFFICERS AND DIRECTORS

          As of June 30, 1997, the following "persons" (as that term is defined by the Securities and Exchange Commission) are deemed to be owners of record or beneficial owners of the Common Stock: (1) persons who own more than 5% of the outstanding shares of such stock; (2) persons who are executive officers of the Company who are not Directors; and (3) all persons who are executive officers and Directors of the Company as a group.

                                                                       SHARES OF              PERCENTAGE OF
                                                                      COMMON  STOCK            OUTSTANDING
NAME AND ADDRESS                                                   BENEFICIALLY OWNED             SHARES

Bernard W. Abrams                                                       612,208 <F1>              20.81%
Post Office Box 76600
Atlanta, Georgia 30358

Edward M. Abrams                                                        597,900 <F2>              20.32%
Post Office Box 76600
Atlanta, Georgia 30358

Melinda S. Garrett                                                        --                        --
Post Office Box 76600
Atlanta, Georgia 30358

B. Michael Merritt                                                        --                        --
Post Office Box 76600
Atlanta, Georgia 30358

Richard V. Priegel                                                        13,933 <F3>                 *
Post Office Box 76600
Atlanta, Georgia 30358

All Executive Officers                                                 1,427,947 <F3>            48.53%
  and Directors as a group (12 persons)

*Less than 1%

<F1>Does not include 144,817 shares (4.92% of the outstanding shares)
    owned by trusts established by the parents of Bernard W. Abrams, and under which Bernard W. Abrams and his children are beneficiaries. Both trusts are administered by an independent trustee who holds the power to vote and dispose of the shares.

<F2>Includes 12,389 shares owned jointly with Mr. Abrams' wife and 16,109 shares owned by Mrs. Abrams. Does not include 144,817 shares (4.92% of the outstanding shares) owned by trusts established by the parents of Edward M. Abrams, and under which Edward M. Abrams and his children are beneficiaries. Both trusts are administered by an independent trustee who holds the power to vote and dispose of the shares.


<F3>Includes 13,666 shares which may be acquired under presently exercisable stock options.

              COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

          The following table sets forth all cash compensation paid by the Company and its subsidiaries (for the purposes of this section collectively referred to as the "Company") to the Chief Executive Officer ("CEO") and each of the five other most highly compensated Executive Officers for services rendered in all capacities during the Company's last three fiscal years:

                                                                                        Other
                                                                                        Annual          All Other
                Name and                       Fiscal    Salary         Bonus        Compensation    Compensation
           Principal Position                   Year        ($)        ($) <F1>        ($) <F2>            ($)
 --------------------------------------------------------------------------------------------------------------------------
 Edward M. Abrams                               1997      355,420       81,084            --              35,207        <F3>
    Chairman of the Board of Directors          1996      341,744       76,555            --              33,759
    and Chief Executive Officer                 1995      341,744       73,693            --              32,161
 Joseph H. Rubin                                1997      301,860       62,429            --              32,547        <F4>
    Director, President, Chief Operating        1996      251,836       51,611            --              31,347
    Officer                                     1995      251,836       47,233            --              30,459
 Bernard W. Abrams                              1997      206,904       58,255            --              14,755        <F5>
    Director, Chairman of the Executive         1996      246,334       79,416            --              16,959
    Committee                                   1995      341,744       73,693            --              33,614
 Alan R. Abrams                                 1997      137,752       72,669            --              30,706        <F6>
    Director, President,                        1996      123,614       16,164            --              17,886
    Abrams Properties, Inc.                     1995      105,000       26,307            --             16,324
 B. Michael Merritt                             1997      118,850      125,433            --              17,701        <F7>
    President, Abrams Construction,             1996      108,925      119,958            --              15,925
    Inc.                                        1995      103,980      107,913            --              15,845
 Richard V. Priegel                             1997      125,976       80,485            --              14,532        <F8>
    President, Abrams Fixture                   1996      117,988        6,269            --                 --
    Corporation                                 1995      117,988        6,269            --               1,378

<F1>Consists of cash bonuses, cash profit-sharing and special incentive payments (both accrued and deferred, during the applicable fiscal year, at the election of the Executive Officer).

<F2>Perquisites and other benefits paid by the Company on behalf of the Executive Officers do not meet the SEC threshold for disclosure.

<F3>Consists of benefits derived from Company paid premiums on split dollar life insurance policies of $4,607, amounts credited to Mr. Abrams' account in the Company's Deferred Profit-Sharing Plan of $19,200, and directors fees of $11,400.

                               6

<F4>Consists of amounts credited to Mr. Rubin's account in the
    Company's Employee's Deferred Compensation Plan of $1,850, benefits derived from Company paid premiums on a split dollar life insurance policy of $97, amounts credited to Mr. Rubin's account in the Company's Deferred Profit-Sharing Plan of $19,200, and directors fees of $11,400.

<F5>Consists of benefits derived from Company paid premiums on a split dollar life insurance policy of $5,755, and directors fees of $9,000.

<F6>Consists of amounts credited to Mr. Abrams' account in the
    Company's Deferred Profit-Sharing Plan of $19,306, and directors fees of $11,400.

<F7>Consists of amount credited to Mr. Merritt's account in the
    Company's Deferred Profit-Sharing Plan.

<F8>Consists of amount credited to Mr. Priegel's account in the
    Company's Deferred Profit-Sharing Plan.

          The Company entered into an employment agreement with Mr. Bernard W. Abrams effective August 23, 1995, when Mr. Abrams ceased to be Chairman of the Board of Directors and Chief Executive Officer. This agreement, which provides that Mr. Abrams will serve initially as Chairman of the Executive Committee, continues for a ten-year term or until Mr. Abrams' death or disability, if earlier, and provides for an initial annual salary of $200,000 with annual increases of 5%. Mr. Abrams is also entitled to participate in other employee benefit plans generally provided by the Company.

                OPTION EXERCISES AND FISCAL YEAR-END VALUES

          The following table shows for the Company's CEO and other Executive Officers named in the Summary Compensation Table on the previous page, the number of shares covered by both exercisable and non-exercisable stock options as of April 30, 1997, and the values for "in-the-money" options, based on the positive spread between the exercise price of any such existing stock options and the fiscal year-end market price of the Company's Common Stock.

                                        Aggregated Option Exercises in Last Fiscal Year
                                            and Fiscal Year-End Option Values

                           SHARES                       SHARES OF SECURITIES               VALUE OF UNEXERCISED
                      ACQUIRED ON    VALUE         UNDERLYING UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS AT
                        EXERCISE    REALIZED             AT APRIL 30, 1997                    APRIL 30, 1997
           NAME           (#)          ($)         EXERCISABLE       UNEXERCISABLE       EXERCISABLE    UNEXERCISABLE
 Edward M. Abrams          --          --              --                 --              $  --          $    --
 Joseph H. Rubin           --          --            4,000                --               10,500             --
 Bernard W. Abrams         --          --              --                 --                 --               --
 Alan R. Abrams            --          --              --                 --                 --               --
 B. Michael Merritt        --          --              --                 --                 --               --
 Richard V. Priegel        --          --           13,666                --               25,041             --

                      COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                              REPORT ON EXECUTIVE COMPENSATION

          The objectives of the Company's compensation program are to enhance the profitability of the Company, and thus shareholder value, by aligning compensation with business goals and performance and attracting, retaining and rewarding Executive Officers who contribute to the long-term success of the Company. In furtherance of these goals, the Company's compensation program for Executive Officers includes base salary and annual bonus. In addition, at the discretion of the Board of Directors, selected Executive Officers may participate in the Senior Management Deferral Plan, which is designed to permit eligible employees to defer a portion of their incentive compensation. The Compensation Committee reviews and approves the compensation of the Company's Executive Officers.

          SALARY. The Compensation Committee determines the base salary for the Executive Officers, including the CEO, based upon the financial performance (including profitability and/or revenues) of the Company or subsidiary, as the case may be, and upon the individual's level of responsibility, time with the Company, contribution and performance. Evaluation of these factors is subjective, and no fixed, relative weights are assigned to the criteria considered. The beginning point for determining the salary is the base salary the Executive Officer received in the prior fiscal year.

          BONUS. The majority of the Bonuses and All Other Compensation reported in the Summary Compensation Table was paid pursuant to the Company's profit-sharing plan. In general, all employees meeting certain service requirements are eligible to participate in this plan. The aggregate contribution of the Company is set annually by the Board of Directors and then allocated based on the eligible compensation of participants. As a result, profit-sharing plan allocations are based on the same factors as are the salaries of the Executive Officers.

          The Board of Directors of the Company or the Board of Directors of a subsidiary company, as the case may be, determines the amount of an annual cash bonus, separate from the profit-sharing plan, for certain of the Executive Officers. These bonuses are based upon the financial performance (including profitability and/or revenues) of the Company or subsidiary, as the case may be, and upon the individual's level of responsibility, time with the Company, contribution and performance. During the most recently completed fiscal year, neither the CEO nor the President received any such annual cash bonus.

          The Company does not anticipate that the law that serves to cap executive compensation that is deductible by the Company at $1,000,000 will have any impact on the compensation policies of the Company.

          The tables included in the proxy statement and accompanying narrative and footnotes, reflect the decisions covered by the above discussion. The foregoing report has been furnished by the members of the Compensation Committee of the Board of Directors: Paula Lawton Bevington, Richard H. Danielson, Donald W. MacLeod, L. Anthony Montag, Felker W. Ward, Jr.

                         DIRECTORS COMPENSATION

          Each Director is paid a retainer of $550 per month and a fee of $1,200 per Board of Directors meeting attended. In addition, Directors who are members of the Audit Committee, but who are not Officers of the Company, are paid a fee of $600 for each Audit Committee meeting attended.

          DIRECTORS' DEFERRED COMPENSATION PLAN. The Company maintains a Directors' Deferred Compensation Plan (the "Deferred Compensation Plan") under which members of the Board of Directors of the Company may elect to defer to a future date receipt of all or any part of their compensation as Directors and/or as members of a committee of the Board. For purposes of the Deferred Compensation Plan, "compensation" means the retainer fees and meeting fees payable to such Directors by the

          Company in their capacities as Directors or as members of the Audit Committee of the Board of Directors.

          The Deferred Compensation Plan is administered by the Executive Committee of the Board of Directors. A committee member may not participate in any decision relating in any way to his individual rights or obligations as a participant under the Deferred Compensation Plan.

           The Company will make payments of deferred compensation and the earnings on such deferred compensation under the Deferred Compensation Plan at the time specified by each participant in a lump sum or, at the sole discretion of the participant, in no more than five equal annual installments. For the year ended April 30, 1997, five members of the Board of Directors (including two Executive Officers who are also Directors) participated in the Deferred Compensation Plan.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN ON
                   $100 INVESTMENT AMONG ABRAMS INDUSTRIES, INC.,
                       NASDAQ STOCK MARKET (U.S. COMPANIES),
            NASDAQ RETAIL TRADE STOCKS AND NASDAQ NON-FINANCIAL STOCKS
                            ASSUMING REINVESTMENT OF DIVIDENDS

          Set forth below is a line graph comparing, for the five-year period ending April 30, 1997, the cumulative total shareholder return (stock price increase plus dividends, divided by beginning stock price) on the Company's common stock with that of (i) all U.S. companies quoted on NASDAQ, (ii) all retail trade companies quoted on NASDAQ and
(iii) all non-financial companies quoted on NASDAQ. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                                                       04/30/92   04/30/93    04/30/94     04/30/95    04/30/96  04/30/97
                                                                                                                   (c)
 Abrams Industries, Inc.                               $100.00    $ 118.07    $151.73      $119.83      $ 99.33    $147.97
 NASDAQ Stock Market (US Companies)                    $100.00    $ 114.98    $127.97      $148.76      $212.07    $224.79
 NASDAQ Retail Trade Stocks *(See note next page)      $100.00    $  93.10    $101.70      $ 98.97      $135.91    $121.67
 NASDAQ Non-Financial Stocks                           $100.00    $ 110.18    $123.20      $143.13      $204.48    $208.20

*The Company has selected a different index to use for comparative purposes for the fiscal year ended April 30, 1997. In the past, the Company has used the NASDAQ Non-Financial Stocks index; however, the Company believes the NASDAQ Retail Trade Stocks index is more closely related to its overall business, considering that the majority of the Company's operating revenues are derived from retailers or from companies related to the retail industry.

      INFORMATION CONCERNING THE COMPANY'S INDEPENDENT AUDITORS

          KPMG Peat Marwick LLP were the independent public accountants for the Company during the fiscal year ended April 30, 1997. Representatives of KPMG Peat Marwick LLP are expected to be present at the shareholders' meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. The Board of Directors has not selected auditors for the present fiscal year because the matter has not yet been considered.

                             SHAREHOLDERS PROPOSALS

          In accordance with the provisions of Rule 14a-8(a)(3)(I) of the Securities and Exchange Commission, proposals of shareholders intended to be presented at the Company's 1998 annual meeting of shareholders must be received by the Company at its executive offices on or before March 21, 1998, in order to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting.

          The Company's By-Laws require notice to the Secretary in advance of any regular shareholders' meeting of any shareholder proposals. The By-Laws further require that in connection with such proposals the shareholders provide certain information to the Secretary. The summary descriptions of the By-Laws contained in this Proxy Statement are not intended to be complete and are qualified in their entirety by reference to the text of the By-Laws, which are available upon request of the Company.

                               OTHER MATTERS

          The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the annual meeting, it is the intention of each person named in the proxy to vote the proxy in accordance with his judgment of what is in the best interest of the Company.



                                 BY ORDER OF THE BOARD OF DIRECTORS




                                 Joseph H. Rubin
                                 President


Atlanta, Georgia
July 18, 1997

                            ABRAMS INDUSTRIES, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
             OF SHAREHOLDERS TO BE HELD ON AUGUST 20, 1997

        The undersigned shareholder of Abrams Industries, Inc. hereby constitutes and appoints Edward M. Abrams and Joseph H. Rubin, and either of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned to act for and to vote all of the undersigned's share of Common Stock of Abrams Industries, Inc. at the Annual Meeting of Shareholders to be held in Atlanta, Georgia, on Wednesday, the 20th day of August 1997 at 4:00 P.M., and at any and all adjournments thereof as follows:

        (1) Election of Directors

        / / FOR all nominees listed below (except as marked to the contrary below)

        /  / WITHHOLD AUTHORITY to vote for all nominees listed below

   NOMINEES: BERNARD W. ABRAMS; EDWARD M. ABRAMS; ALAN R. ABRAMS; J. ANDREW ABRAMS; PAULA LAWTON BEVINGTON; DONALD W. MACLEOD;
   L. ANTHONY MONTAG; JOSEPH H. RUBIN; AND FELKER W. WARD

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

_______________________________________________________________________

        (2) For the transaction of such other business as may lawfully come before the meeting; hereby revoking any proxies as to said shares heretofore given by the undersigned and ratifying and confirming all that said attorneys and proxies may lawfully do by virtue hereof.

        It is understood that this Proxy confers discretionary authority in respect to matters not known to or determined by the undersigned at the time of mailing of notice of the meeting.

        THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ELECTION OF THE PERSONS NAMED IN THE PROXY STATEMENT, AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated July 18, 1997, and the Proxy
Statement furnished therewith.

                              ______________________________________

Date and                      ______________________________________
signed _________, 1997       (Signature should agree with name hereon.
                             Executors, administrators, trustees,
                             guardians and attorneys should so indicate when signing. For joint accounts each owner should sign. Corporations should sign full corporate name by duly authorized officer.)

        This Proxy is revocable at or at any time prior to the meeting. Please sign and return this Proxy to SunTrust Bank, Attn: Corporate Trust Department, P.O. Box 4625, Atlanta, Georgia 30302, in the accompanying prepaid envelope.